Registration No. 333-217200

Filed Pursuant to Rule 433

Dated May 29, 2019

Trade Sectors? Trade MicroSectors ETNs. Sector Trading Redefined.
www.microsectors.com
Trade Tech, Banking or Oil Sectors. Transparent. Targeted. Tactical.

Learn more about Exchange Traded Notes. Important information is in the hyperlink.

You are now entering the MicroSectorsTM website of Rex Shares.

The website includes information about exchanged traded notes (ETNs) issued by Bank of Montreal. As discussed in more detail on the website, the ETNs are intended to be daily trading tools for sophisticated investors to manage daily trading risks as part of an overall diversified portfolio. They are designed to achieve their stated investment objectives on a daily basis. You should proceed with extreme caution in considering an investment in the ETNs.

Bank of Montreal has filed a registration statement (including a prospectus) with the SEC for the ETN offerings discussed on this website. Before you invest, you should read the prospectus in that registration statement and the other documents that Bank of Montreal has filed with the SEC for more complete information about Bank of Montreal and these offerings. You may obtain these documents free of charge by visiting the SEC’s website at http://www.sec.gov. Alternatively, Bank of Montreal will arrange to send to you the prospectus (as supplemented by any applicable supplements) if you request it by calling its agent toll-free at 1-877-369-5412.

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Got Leverage? Trade MicroSectors ETNs. Leveraged Trading Redefined.
www.microsectors.com
Leverage Tech, Banking or Oil Sectors. Transparent. Targeted. Tactical.

Learn more about Exchange Traded Notes. Important information is in the hyperlink.

You are now entering the MicroSectorsTM website of Rex Shares.

The website includes information about exchanged traded notes (ETNs) issued by Bank of Montreal. As discussed in more detail on the website, the ETNs are intended to be daily trading tools for sophisticated investors to manage daily trading risks as part of an overall diversified portfolio. They are designed to achieve their stated investment objectives on a daily basis. You should proceed with extreme caution in considering an investment in the ETNs.

Bank of Montreal has filed a registration statement (including a prospectus) with the SEC for the ETN offerings discussed on this website. Before you invest, you should read the prospectus in that registration statement and the other documents that Bank of Montreal has filed with the SEC for more complete information about Bank of Montreal and these offerings. You may obtain these documents free of charge by visiting the SEC’s website at http://www.sec.gov. Alternatively, Bank of Montreal will arrange to send to you the prospectus (as supplemented by any applicable supplements) if you request it by calling its agent toll-free at 1-877-369-5412.

[Press here to continue.]

What's in Your Sector? Trade MicroSectors ETNs. Sector Trading Redefined.
www.microsectors.com
Trade Leverage Tech, Banking or Oil Sectors. Transparent. Targeted. Tactical.

Learn more about Exchange Traded Notes. Important information is in the hyperlink.

You are now entering the MicroSectorsTM website of Rex Shares.

The website includes information about exchanged traded notes (ETNs) issued by Bank of Montreal. As discussed in more detail on the website, the ETNs are intended to be daily trading tools for sophisticated investors to manage daily trading risks as part of an overall diversified portfolio. They are designed to achieve their stated investment objectives on a daily basis. You should proceed with extreme caution in considering an investment in the ETNs.

Bank of Montreal has filed a registration statement (including a prospectus) with the SEC for the ETN offerings discussed on this website. Before you invest, you should read the prospectus in that registration statement and the other documents that Bank of Montreal has filed with the SEC for more complete information about Bank of Montreal and these offerings. You may obtain these documents free of charge by visiting the SEC’s website at http://www.sec.gov. Alternatively, Bank of Montreal will arrange to send to you the prospectus (as supplemented by any applicable supplements) if you request it by calling its agent toll-free at 1-877-369-5412.

[Press here to continue.]

What's in Your ETF? Trade MicroSectors ETNs. Tactical Sector Trading.
www.microsectors.com
Get Leverage & Inverse Tech, Bank or Oil Sector Exposure.

Learn more about Exchange Traded Notes. Important information is in the hyperlink.

You are now entering the MicroSectorsTM website of Rex Shares.

The website includes information about exchanged traded notes (ETNs) issued by Bank of Montreal. As discussed in more detail on the website, the ETNs are intended to be daily trading tools for sophisticated investors to manage daily trading risks as part of an overall diversified portfolio. They are designed to achieve their stated investment objectives on a daily basis. You should proceed with extreme caution in considering an investment in the ETNs.

Bank of Montreal has filed a registration statement (including a prospectus) with the SEC for the ETN offerings discussed on this website. Before you invest, you should read the prospectus in that registration statement and the other documents that Bank of Montreal has filed with the SEC for more complete information about Bank of Montreal and these offerings. You may obtain these documents free of charge by visiting the SEC’s website at http://www.sec.gov. Alternatively, Bank of Montreal will arrange to send to you the prospectus (as supplemented by any applicable supplements) if you request it by calling its agent toll-free at 1-877-369-5412.

[Press here to continue.]

Trade Leverage & Inverse ETPs? Trade MicroSectors ETNs. Tactical Sector Trading.
www.microsectors.com
Leverage & Inverse Tech, Banks, Oil Sectors.

Learn more about Exchange Traded Notes. Important information is in the hyperlink.

You are now entering the MicroSectorsTM website of Rex Shares.

The website includes information about exchanged traded notes (ETNs) issued by Bank of Montreal. As discussed in more detail on the website, the ETNs are intended to be daily trading tools for sophisticated investors to manage daily trading risks as part of an overall diversified portfolio. They are designed to achieve their stated investment objectives on a daily basis. You should proceed with extreme caution in considering an investment in the ETNs.

Bank of Montreal has filed a registration statement (including a prospectus) with the SEC for the ETN offerings discussed on this website. Before you invest, you should read the prospectus in that registration statement and the other documents that Bank of Montreal has filed with the SEC for more complete information about Bank of Montreal and these offerings. You may obtain these documents free of charge by visiting the SEC’s website at http://www.sec.gov. Alternatively, Bank of Montreal will arrange to send to you the prospectus (as supplemented by any applicable supplements) if you request it by calling its agent toll-free at 1-877-369-5412.

[Press here to continue.]

Trade Micro Indexes with MicroSectors. Sector Trading. Leverage and Inverse ETNs.
www.microsectors.com
10 Stock Sector Indexes of the Largest Sector Names.

Learn more about Exchange Traded Notes. Important information is in the hyperlink.

You are now entering the MicroSectorsTM website of Rex Shares.

The website includes information about exchanged traded notes (ETNs) issued by Bank of Montreal. As discussed in more detail on the website, the ETNs are intended to be daily trading tools for sophisticated investors to manage daily trading risks as part of an overall diversified portfolio. They are designed to achieve their stated investment objectives on a daily basis. You should proceed with extreme caution in considering an investment in the ETNs.

Bank of Montreal has filed a registration statement (including a prospectus) with the SEC for the ETN offerings discussed on this website. Before you invest, you should read the prospectus in that registration statement and the other documents that Bank of Montreal has filed with the SEC for more complete information about Bank of Montreal and these offerings. You may obtain these documents free of charge by visiting the SEC’s website at http://www.sec.gov. Alternatively, Bank of Montreal will arrange to send to you the prospectus (as supplemented by any applicable supplements) if you request it by calling its agent toll-free at 1-877-369-5412.

[Press here to continue.]

Micro Index with Macro Stocks. Trade MicroSectors ETNs. Leverage and Inverse ETNs.
www.microsectors.com
10 Stock Sector Indexes of the Largest Sector Names.

Learn more about Exchange Traded Notes. Important information is in the hyperlink.

You are now entering the MicroSectorsTM website of Rex Shares.

The website includes information about exchanged traded notes (ETNs) issued by Bank of Montreal. As discussed in more detail on the website, the ETNs are intended to be daily trading tools for sophisticated investors to manage daily trading risks as part of an overall diversified portfolio. They are designed to achieve their stated investment objectives on a daily basis. You should proceed with extreme caution in considering an investment in the ETNs.

Bank of Montreal has filed a registration statement (including a prospectus) with the SEC for the ETN offerings discussed on this website. Before you invest, you should read the prospectus in that registration statement and the other documents that Bank of Montreal has filed with the SEC for more complete information about Bank of Montreal and these offerings. You may obtain these documents free of charge by visiting the SEC’s website at http://www.sec.gov. Alternatively, Bank of Montreal will arrange to send to you the prospectus (as supplemented by any applicable supplements) if you request it by calling its agent toll-free at 1-877-369-5412.

[Press here to continue.]